UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany New York		12211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. – Other Events

On December 28, 2023, Pioneer Bancorp, Inc. (“Pioneer”) completed a balance sheet repositioning, by selling approximately $74.5 million of lower-yielding available-for-sale securities with an average book yield of approximately 0.83% and weighted average remaining life of 2.2 years, recognizing an estimated pre-tax loss on the sale of approximately $5.6 million. Proceeds from the sale have been redeployed into interest-earning deposits with banks with an estimated average book yield of 5.40%. Pioneer ultimately intends to reinvest the proceeds into securities available-for-sale and loans yielding current market rates during the upcoming quarter. Based on current market interest rates, the transaction is estimated to improve Pioneer’s interest income by approximately $3.4 million over the next 12 next months and is designed to provide Pioneer with greater flexibility in managing balance sheet growth.

The transaction has a neutral impact on shareholders’ equity and book value per share as of the date of the sale, as unrealized losses on securities available-for-sale are already accounted for as a deduction to shareholders’ equity. After the transaction, all of Pioneer Bank’s regulatory capital levels will remain well above those required to be categorized as “well capitalized”.

This transaction is expected to have a favorable impact on Pioneer’s net income, net interest margin, return on average assets, and return on average equity beginning in the quarter ended March 31, 2024.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER BANCORP, INC.

(registrant)

January 4, 2024	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer

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